                                                                     EXHIBIT 8.1

       LIST OF CONSOLIDATED AND ASSOCIATED COMPANIES AT DECEMBER 31, 2000

                                                                                                         OWNERSHIP
                                                                           SHARE HELD (IN %)              INTEREST
                                                                       -------------------------         ---------
                                                                       DIRECTLY       INDIRECTLY           (IN %)
NAME OF COMPANY                                    COUNTRY               2000            2000               2000
---------------                             ----------------------     --------       ----------         ---------

A. FULLY CONSOLIDATED
   Aidi Center S.P.R.L.                     Belgium...............        --            100.0             100.0
   Albatros S.A.                            Belgium...............        --            100.0             100.0
   Alfa-Beta Vassilopoulos S.A.             Greece................        --             50.6              50.6
   Aniserco S.A.                            Belgium...............        72.2           27.8             100.0
   Athenian Real Estate Development, Inc.   United States.........        --            100.0              45.1
   Atlas A.S.                               Czech Republic........        --            100.0             100.0
   Bel-Thai Supermarkets                    Thailand..............        --            100.0              72.0
   Birdshop S.P.R.L.                        Belgium...............        --            100.0             100.0
   Boney Wilson & Sons, Inc.                United States.........        --            100.0              45.1
   Boxer S.P.R.L.                           Belgium...............        --            100.0             100.0
   Delanthuis N.V.                          Belgium...............        86.0           14.0             100.0
   Delhaize America, Inc.                   United States.........        26.9           18.2              45.1
   Delhaize The Lion America, Inc.          United States.........       100.0           --               100.0
   Delhaize The Lion Asia, Ltd.             Hong Kong.............       100.0           --               100.0
   Delhaize The Lion Coordination Center
S.A.                                        Belgium...............       100.0           --               100.0
   Delhaize "The Lion" Nederland B.V.       Netherlands...........        --            100.0             100.0
   Delhaize The Lion Pacific                Thailand..............       100.0           --               100.0
   Delhome S.A.                             Belgium...............        80.0           20.0             100.0
   Delimmo S.A.                             Belgium...............       100.0           --               100.0
   Delnemo A.S.                             Czech Republic........        --            100.0             100.0
   Delrest, Inc.                            United States.........        --            100.0             100.0
   Delshop S.A.                             Belgium...............       100.0           --               100.0
   Delvita A.S.                             Czech Republic........        --            100.0             100.0
   Delvita S.R.O.                           Slovakia..............        --            100.0             100.0
   Essex Realty Corp.                       United States.........        --            100.0              45.1
   Food Lion, LLC                           United States.........        --            100.0              45.1
   Frippiat S.A.                            Belgium...............        --            100.0             100.0
   Gillo S.P.R.L.                           Belgium...............        --            100.0             100.0
   Hannabro, Co.                            United States.........        --            100.0              45.1
   Hannaford Bros., Co.                     United States.........        --            100.0              45.1
   Hannaford Licensing Corp.                United States.........        --            100.0              45.1
   Hannaford Procurement Corp.              United States.........        --            100.0              45.1
   Hannaford Trucking Company               United States.........        --            100.0              45.1
   Hancot, Inc.                             United States.........        --            100.0              45.1
   Jan Van Gent S.P.R.L.                    Belgium...............        --            100.0             100.0
   Kash n' Karry Food Stores, Inc.          United States.........        --            100.0              45.1
   Martin's Food of South Burlington, Inc.  United States.........        --            100.0              45.1
   Mega Doi                                 Romania...............        --             86.0              51.0
   Mega Dolphin                             Romania...............        --             59.3              51.0
   Mega Image                               Romania...............        --             51.0              51.0
   Plain Street Properties, Inc.            United States.........        --            100.0              45.1
   Points Plus Punten S.A.                  Belgium...............       100.0           --               100.0
   Progressive Distributors, Inc.           United States.........        --            100.0              45.1
   P.T. Lion Super Indo                     Indonesia.............        --             51.0              51.0
   Redelcover S.A.                          Luxembourg............        --            100.0             100.0
   Serdelco S.A.                            France................        --            100.0             100.0
   Shop 'N Save-- Mass., Inc.               United States.........        --            100.0              45.1
   Super Discount Markets, Inc.             United States.........        --             60.0              60.0
   Super Dolphin                            Romania...............        --             51.0              51.0
   Vadis S.P.R.L.                           Belgium...............        --            100.0             100.0
   Wambacq & Peeters S.A.                   Belgium...............        55.0           --                55.0
   Wintrucks S.A.                           Belgium...............        20.0           80.0              64.0

B. PROPORTIONALLY CONSOLIDATED
   Shop N Save                              Singapore.............        --             49.0              49.0

C. ASSOCIATED COMPANIES
   Debarry Center                           United States.........        --             50.0              50.0
   HomeRuns.com                             United States.........        --              8.0               3.6
   Special Event S.A.                       Belgium...............        30.0           --                30.0


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